PROSPECTUS SUPPLEMENT NO. 3
(TO PROSPECTUS DATED JANUARY 2, 1998)



                                $650,000,000
                            RITE AID CORPORATION
                    5.25% Convertible Subordinated Notes
                           due September 15, 2002


      This Prospectus Supplement No. 3 supplements and amends the Prospectus dated January 2, 1998, as amended by Prospectus Supplement No.1 dated February 9,1998 and by Prospectus Supplement No.2 dated March 16,1998 (the "Prospectus") relating to the 5.25% Convertible Subordinated Notes due September 15, 2002 (the "Notes") of Rite Aid Corporation, a Delaware corporation (the "Company") and the shares of common stock, par value $1.00 per share (the "Company Common Stock"), of the Company, issuable upon conversion of the Notes.

      The table on pages 20 through 23 of the Prospectus, which set forth information with respect to the Selling Holders (as defined in the Prospectus) and the respective amounts of Notes beneficially owned by each Selling Holder that may be offered pursuant to the Prospectus is hereby amended as follows:

      The deletion on page 20 of the Prospectus of:

            "Goldman Sachs & Co...........................56,362,000"
            "Merrill Lynch Pierce Fenner and Smith Inc...  8,219,000"

and the substitution therefor of:

            "Goldman Sachs & Co.........................  56,762,000"
            "Merrill Lynch Pierce Fenner and Smith Inc..  10,899,000"

      The deletion on page 23 of the Prospectus of:

            "BT Alex. Brown ............................   7,700,000"
            "Any Other Holder of Notes or Future Trans-
            ferred From any Such Holder................. 159,315,000"

and the substitution therefor of the following:

            "BT Alex. Brown ............................  11,160,000"
            "Global Series Fund II-
                  Prudential Incomevertible Fund I......   2,000,000"
            "Any Other Holder of Notes
                 or Future Transferee from any Such
                 Holder................................. 150,155,000"


      The Prospectus, together with this Prospectus Supplement No. 3, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the Notes and the Company Common Stock issuable upon conversion of the Notes. All references in the Prospectus to "this Prospectus" are hereby amended to read "this Prospectus (as supplemented and amended).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is April 16, 1998.